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                                                                    EXHIBIT 99.5


                            EXCHANGE AGENT AGREEMENT

         This EXCHANGE AGENT AGREEMENT (this "Agreement") is made and entered into as of the _____ day of September, 2001, by and between Firstar Bank, National Association (the "Exchange Agent"), and Tri-Union Development Corporation, a Texas corporation ("Tri-Union") and Tri-Union Operating Company, a Delaware corporation ("Tri-Union Operating"; Tri-Union and Tri-Union Operating collectively, the "Issuers").

                                   WITNESSETH:

         WHEREAS, the Issuers propose to exchange, upon the terms and subject to the conditions set forth in the Prospectus dated as of the date hereof (as the same may be amended or supplemented from time to time, the "Prospectus") and the related Letter of Transmittal (as defined below)(which together constitute the "Exchange Offer"), up to $130,000,000 aggregate principal amount of Tri- Union's 12.5% Senior Secured Notes due 2006 (the "New Notes") that have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for any and all of Tri-Unions outstanding 12.5% Senior Secured Notes due 2006 (the "Old Notes"); and

         WHEREAS, in connection with the Exchange Offer, the Old Notes surrendered in exchange for the New Notes will be retired and cancelled and each holder tendering Old Notes will be entitled to receive New Notes issued in exchange for Old Notes;

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Exchange Agent and the Issuers do hereby agree as follows:

         1. Definitions. In addition to the definitions set forth elsewhere herein, the following terms shall have the meanings indicated:

                  (a) "Agent's Message" means a message, transmitted by the Book-Entry Transfer Facility to, and received by, the Exchange Agent and forming a part of a Book-Entry Confirmation, which states that the Book-Entry Transfer Facility has received an express acknowledgment from the participant in the Book-Entry Transfer Facility tendering Old Notes which are the subject of such Book-Entry Confirmation that such participant has received and agrees to be bound by the terms of the Letter of Transmittal, and that the Issuers may enforce such agreement against the participant.

                  (b) "Book-Entry Confirmation" shall have the meaning provided in Section 6(d) hereof.

                  (c) "Book-Entry Transfer Facility" shall have the meaning provided in Section 6(d) hereof.



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                  (d) "business day" shall mean any day other than a Saturday, a
Sunday, or a day on which banking institutions in the borough of Manhattan, New York are authorized or obligated by law or executive order to close.

                  (e) "Depository" means The Depository Trust Company.

                  (f) "Eligible Institution" shall mean an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act.

                  (g) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  (h) "Expiration Date" means the date of the expiration of the Exchange Offer specified in the Prospectus unless the Exchange Offer is extended by the Issuers in which case the term shall mean the latest date and time to which the Exchange Offer is extended.

                  (i) "Global Security" means the form in which the New Notes will initially be issued in accordance with the terms of the Indenture.

                  (j) "holder" with respect to the Exchange Offer means (i) any person in whose name Old Notes are registered on the books of Tri-Union (ii) any other person who has obtained a properly completed bond power from the registered holder or (iii) any person whose Old Notes are held of record by the Depository who desires to deliver such Old Notes by book-entry transfer at the Book-Entry Transfer Facility.

                  (k) "Indenture" means that certain Indenture dated as of June 18, 2001 among Tribo Petroleum Corporation and Firstar Bank, National Association, as trustee, pursuant to which the New Notes are to be issued, as amended or supplemented from time to time in accordance with the terms thereof.

         2. Appointment of Exchange Agent. The Issuers hereby appoint the Exchange Agent, and the Exchange Agent hereby agrees to serve as exchange agent, to effectuate the exchange of Old Notes for New Notes, on the terms and subject to the conditions of the Exchange Offer and this Agreement.

         3. Term of Appointment. This appointment shall commence on the date of this Agreement and shall terminate on the date on which the Exchange Agent distributes the New Notes for which Old Notes were exchanged in accordance with
Section 14 hereof, unless such term is extended by mutual agreement. At termination, the Exchange Agent shall close its records and deliver same to the Issuers, whereupon all of the Exchange Agent's liability and obligations in connection with this Agreement shall terminate, except liabilities for past acts and omissions; provided, however, the Exchange Agent's right to fees and expenses pursuant to Section 15 hereof and the Exchange Agent's right of indemnity pursuant to Section 18 hereof shall survive such termination.


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         4. Provision of Documents. The Exchange Agent hereby acknowledges receipt of the Prospectus, the Letter of Transmittal and the other documents associated with the Exchange Offer attached hereto and further acknowledges that it has examined the same. Any inconsistency between this Agreement on the one hand and the Prospectus and Letter of Transmittal, as they may from time to time be amended, on the other, shall be resolved in favor of and governed by the latter, except with respect to the duties, liabilities and indemnification of the Exchange Agent.

         5. Account at the Depository. Within two (2) business days of the date of this Agreement, the Exchange Agent shall establish an account at the Depository in the Exchange Agent's name with respect to the Old Notes for purposes of the Exchange Offer. If the Exchange Agent has already established an account at the Depository suitable for the Exchange Offer, he will identify such pre-existing account to be used in the Exchange Offer and any financial institution that is a participant in the Book-Entry Facility's systems may make book-entry delivery of the Old Notes by causing the Book-Entry Transfer Facility to transfer such Old Notes into the Exchange Agent's account in accordance with the Book-Entry Transfer Facility's procedure for such transfer. The Exchange Agent shall maintain such account at all times during the term of its appointment as exchange agent for the Exchange Offer.

         6. Tender of Old Notes. Subject to the terms and conditions of this Agreement,

                  (a) The Exchange Agent shall accept, subject to the withdrawal rights described in the Prospectus, either certificates for Old Notes or a Book-Entry Confirmation of such Old Notes, if such procedure is available, into the Exchange Agent's account at the Book-Entry Transfer Facility, together with Letters of Transmittal (or manually signed facsimiles thereof), or Agent's Messages, and any requisite collateral documents and all other instruments and communications submitted to the Exchange Agent in connection with the Exchange Offer and shall hold the same upon the terms and conditions set forth in this Agreement.

                  (b) The Exchange Agent shall examine the Letters of Transmittal, the Old Notes and the other documents delivered to the Exchange Agent by or on behalf of the holders of the Old Notes as soon as practicable after receipt thereof to ascertain whether (i) the Letters of Transmittal are properly completed and duly executed in accordance with the instructions set forth therein, (ii) the Old Notes have otherwise been properly tendered in accordance with the Prospectus and the Letters of Transmittal, and (iii) if applicable, the other documents are properly completed and duly executed. The Exchange Agent shall have no duty hereunder to determine the legal sufficiency of any signature or verify any signature guarantee.

                  (c) In the event any Letter of Transmittal or other document has been improperly executed or completed or any of the Old Notes are not in proper form or have been improperly tendered, or if some other irregularity in connection with the delivery of Old Notes exists, the Exchange Agent shall promptly report such information to the Issuers, and the Exchange Agent is authorized, upon consultation with the Issuers and their counsel, to endeavor to take such lawful action as may be necessary to cause such irregularity to be corrected. The Exchange Agent is authorized to request from any person tendering Old Notes such additional documents or



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undertakings as the Exchange Agent or the Issuers may deem appropriate. All questions as to the form of all documents and the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tendered Old Notes will be determined by the Issuers, in their sole discretion, whose determination will be final and binding on all parties. The Issuers reserve the absolute right, in their sole and absolute discretion, to reject any or all tenders determined by it not to be in proper form or the acceptance of which, or exchange for, may, in the opinion of the Issuers' counsel, be unlawful. Subject to applicable law, the Issuers also reserve the absolute right to waive any of the conditions of the Exchange Offer or any condition or irregularity in the tender of Old Notes of any particular holder whether or not similar conditions or irregularities are waived in the case of other holders. The Issuers' interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal) will be final and binding. No tender of Old Notes will be deemed to have been validly made until all irregularities with respect to such tender have been cured or waived as determined by the Issuers in their sole discretion.

                  (d) Tenders of Old Notes shall be made only as set forth in the Prospectus and the Letter of Transmittal. In order for Old Notes to be validly tendered pursuant to the Exchange Offer:

         (i) (A) the Exchange Agent must receive prior to the Expiration Date a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, and either (1) the certificates for such Old Notes or (2) a confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Old Notes into the Exchange Agent's account at the Depository's book-entry transfer facility system (the "Book-Entry Transfer Facility") pursuant to the procedures for book-entry transfer set forth in the Prospectus, if available, or (B) the Exchange Agent must receive prior to the Expiration Date a Book-Entry Confirmation of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility with an Agent's Message and any other required documents or (C) a properly completed and duly executed Notice of Guaranteed Delivery substantially in the form provided by the Issuers, with an appropriate guarantee of signature and delivery from an Eligible Institution, is received by the Exchange Agent prior to the Expiration Date and the certificates representing all tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation with respect to such Old Notes, together with a properly completed and duly executed Letter of Transmittal or an Agent's Message, and any other required documents, are received by the Exchange Agent within three (3) New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery; and

                           (ii) the Issuers must have favorably passed upon the
adequacy of the items relating to Old Notes, the Letters of Transmittal, any Notice of Guaranteed Delivery and any other required documents as above provided.

Notwithstanding the provisions of the preceding paragraph, Old Notes that the Issuers otherwise shall approve as having been properly tendered shall be considered to be properly tendered for all purposes of the Exchange Offer.



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         7. Withdrawal of Tendered Old Notes. A tendering holder of Old Notes may withdraw tendered Old Notes in accordance with the procedures set forth in the Prospectus at any time prior to 5:00 p.m., New York City time, on the Expiration Date, in which event, except as may be otherwise specified in the holder's notice of withdrawal, all items in the possession of the Exchange Agent that shall have been received from such holder with respect to those Old Notes shall be promptly returned to or upon the order of the holder and the Old Notes covered by those items shall no longer be considered to be properly tendered. A withdrawal of tender of Old Notes may not be rescinded and any Old Notes withdrawn will thereafter be deemed not validly tendered for purposes of the Exchange Offer; provided, however, that withdrawn Old Notes may be retendered by following the procedures described in the Prospectus for tendering Old Notes at any time prior to the Expiration Date. All questions as to the validity (including time of receipt) of notices of withdrawal will be determined by the Issuers in their sole discretion, whose determination will be final and binding.

         8. Periodic Reports. The Exchange Agent shall record and hold all tenders received by the Exchange Agent and promptly notify by telephone (with confirmation by facsimile transmission) R. Kelly Plato, Chief Financial Officer of the Issuers (telephone (713) 533-4000 and facsimile (713) 627-2069), on any day that the Exchange Agent receives any new tenders, as to the total number of Old Notes tendered during such day and the cumulative numbers with respect to the Old Notes tendered and not withdrawn through the time of such notice. Each such report should indicate separately the number of Old Notes represented by
(i) certificates, (ii) Book-Entry Confirmations and (iii) Notices of Guaranteed Delivery received by the Exchange Agent through the time of the report. In addition, the Exchange Agent shall also provide promptly, and cooperate in making available, to the Issuers such other information as the Issuers may reasonably request in writing from time to time. The Exchange Agent's cooperation shall include, without limitation, the granting by the Exchange Agent to the Issuers, and such other persons as it may reasonably request, of access to those persons on the Exchange Agent's staff who are responsible for receiving tenders of Old Notes in order to insure that, immediately prior to the Expiration Date, the Issuers shall have received information in sufficient detail to enable them to decide whether to extend the Expiration Date of the Exchange Offer.

         9. Recordkeeping. Each Letter of Transmittal, certificate representing Old Notes, Notice of Guaranteed Delivery and any other documents received by the Exchange Agent in connection with the Exchange Offer shall be stamped by the Exchange Agent to show the date and time of receipt (or if Old Notes are tendered by book-entry delivery such form of recordkeeping of receipt as is customary for tenders through the Book-Entry Transfer Facility) and, if defective, the date and time the last defect was waived by the Issuers or was cured. Subject to the provisions of Section 7 hereof, all such items shall be retained in the possession of the Exchange Agent until the Expiration Date. As promptly as practicable thereafter, the Exchange Agent will deliver by certified mail, with proper insurance, all such items representing or relating to tendered and accepted Old Notes, including all such items delivered after the Expiration Date in compliance with a Notice of Guaranteed Delivery that was received prior to the Expiration Date, to the Issuers, Attention: Kelly Plato. If after the Expiration Date, the Exchange Agent receives any Letters of Transmittal (or functional equivalent thereof)(other than documents or items representing or relating to accepted Old


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Notes delivered in compliance with a Notice of Guaranteed Delivery that was received prior to the Expiration Date), the Exchange Agent shall return the same together with all enclosures to the party from whom such documents were received and the Exchange Agent shall be reimbursed by the Issuers for its reasonable expenses in connection therewith. The Exchange Agent shall preserve, and shall provide the Issuers access to, all records pertaining to the Exchange Offer and shall permit it to make reproductions of same, as its expense during normal business hours, for a period of five (5) years following the Expiration Date.

         10. Additional Copies of Documents. The Exchange Agent shall satisfy requests of brokers, dealers, commercial banks, trust companies and other persons for copies of the documents and other materials specified in items (a) through (c) of Section 4 hereof.

         11. Brokers Commissions. The Exchange Agent is not authorized to offer any concessions or to pay any commissions to any brokers, banks or other persons or to engage or to utilize any persons to solicit tenders.

         12. Amendments, Supplements. The Exchange Agent shall follow up and act upon all amendments, modifications or supplements to this Agreement, both oral and written, which may be given to the Exchange Agent by the Issuers and which have been received and accepted by the Exchange Agent, including instructions with respect to any extension, modification or cancellation of the Exchange Offer. In the event that any of the terms of the Exchange Offer are amended, the Issuers shall give the Exchange Agent prompt written notice thereof describing such amendment. The parties shall amend this Agreement to the extent necessary to reflect any material changes to the terms hereof caused by any amendment of the Exchange Offer.

         13. Exchange. No exchange shall be made as to any Old Notes and no New Notes shall be delivered until the Exchange Agent has received (i) certificates for such Old Notes or a Book-Entry Confirmation of such Old Notes, if such procedure is available, into the Exchange Agent's account at the Book-Entry Transfer Facility, (ii) the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, or an Agent's Message, and (iii) any other required documents.

         14. Distribution of New Notes. As soon as practicable following the Expiration Date, the Exchange Agent shall forward the New Notes in the form of a Global Security or certificated securities (if required under the terms of the Indenture) for which Old Notes were exchanged, to the persons at the addresses so indicated in the Letter of Transmittal by certified mail under a blanket surety bond protecting the Exchange Agent and the Issuers from loss or liability arising out of the non-receipt or non-delivery of such certificate.

         15. Expenses. The Exchange Agent's expenses for performing the services hereunder will be paid and reimbursed to the Exchange Agent by the Issuers.

         16. Standards for Performance of Duties. In performing its duties hereunder, the Exchange Agent:



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                  (a) shall perform the duties and obligations hereunder (or as may subsequently be agreed to) as an agent of the Issuers acting pursuant to the terms and conditions hereof;

                  (b) shall not be obligated to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it;

                  (c) may rely on and shall be protected in acting upon any certificate, instrument, opinion, notice, letter, facsimile transmission, telex, telegram or other document or any security delivered to the Exchange Agent and reasonably believed by the Exchange Agent to be genuine and to have been signed by the proper party or parties;

                  (d) may rely on and shall be protected in acting in good faith upon the terms and conditions of (i) this Agreement, (ii) the documents set forth in items (a) through (c) of Section 4 hereof, (iii) any instructions given the Exchange Agent orally or in writing by R. Kelly Plato, Chief Financial Officer of the Issuers, on the Issuers' behalf, with respect to any matters relating to the Exchange Agent's activities covered by this Agreement, and (iv) as to any matter not covered by any of the foregoing, the Exchange Agent's usual and customary practice when acting as an exchange agent;

                  (e) may consult with counsel satisfactory to the Exchange Agent (including counsel to the Issuers), and the opinion of such counsel shall be full and complete authorization and protection with respect to any action taken, suffered, or omitted by the Exchange Agent hereunder in good faith and in accordance with the opinion of such counsel; and

                  (f) except as set forth in Section 6 hereof, shall not be under any responsibility in respect of the validity or sufficiency of any Letter of Transmittal, tender through the Book-Entry Transfer Facility, certificate for Old Notes or Notice of Guaranteed Delivery.

         17. No Recommendation as to Exchange. The Exchange Agent shall not make any recommendation on behalf of the Issuers as to whether a holder of Old Notes should or should not tender securities.

         18. Indemnification. The Issuers covenants and agrees to reimburse, indemnify and hold harmless the Exchange Agent against any costs, expenses (including reasonable attorneys' fees), losses or damage which, without negligence, willful misconduct or bad faith on the part of the Exchange Agent or arising out of or attributable thereto, may be paid, incurred or suffered by the Exchange Agent or to which the Exchange Agent may become subject by reason of or as a result of the administration of the Exchange Agent's duties hereunder or the Exchange Agent's compliance with the instructions set forth herein or with any written or oral instructions delivered to the Exchange Agent pursuant hereto, including any claims against the Exchange Agent by a holder tendering Old Notes for exchange. The Issuers shall be entitled to participate at their own expense in the defense, and if the Issuers so elects at any time after receipt of notice of such claim, the Issuers


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shall assume the defense of any suit brought to enforce any such claim. In the event that the Issuers assumes the defense of any such suit, the Issuers shall not be liable for the fees and expenses thereafter accruing of any counsel retained by the Exchange Agent. Promptly after receipt by the Exchange Agent of notice of the commencement of any claim against the Exchange Agent with respect to which the Exchange Agent demands indemnification hereunder, the Exchange Agent shall promptly notify the Issuers, by letter or by facsimile confirmed by letter, of the commencement thereof, provided that the failure to so promptly notify the Issuers shall not relieve the Issuers from any liability which they may have on account of this indemnity, except to the extent the Issuers is materially prejudiced or forfeits substantial rights and defenses by reason of such failure.

         19. Governing Law; Successors. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to the conflicts of law principles of such state. This Agreement shall inure to, and be binding upon, the parties to this Agreement and their respective successors.

         20. Notices. Except as otherwise expressly provided in this Agreement, if one party is required to give notice to the other under or pursuant to this Agreement, such notice shall be in writing and shall be deemed given if mailed by registered or certified first class mail, postage paid with return receipt requested, or if sent by facsimile, with receipt confirmed, and addressed as follows (or as subsequently noticed to the other party):

         FIRSTAR BANK, NATIONAL ASSOCIATION
         Corporate Trust department
         101 East Fifth Street
         St. Paul, Minnesota 55101
         Attn: Mr. Frank Leslie
         Facsimile: 651/229-6415

         TRI-UNION DEVELOPMENT CORPORATION
         TRI-UNION OPERATING COMPANY
         530 Lovett Boulevard
         Houston, Texas 77006
         Attn: Mr. Richard Bowman
         Facsimile: 713/627-2069


         21. No Assignment. Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by either of the parties hereto without the prior written consent of the other party.

         22. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same document.




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         IN WITNESS WHEREOF, the Exchange Agent and the Issuers have executed this Agreement as of the date first above written.


                                           TRI-UNION DEVELOPMENT CORPORATION



                                           By:
                                              ----------------------------------
                                               Name: Richard Bowman
                                               Title: President


                                           TRI-UNION OPERATING COMPANY



                                           By:
                                              ----------------------------------
                                               Name: Richard Bowman
                                               Title: President


                                           FIRSTAR BANK, NATIONAL ASSOCIATION



                                           By:
                                              ----------------------------------
                                               Name: Frank Leslie
                                               Title: Vice President -
                                                      Corporate Trust Department



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